Blue Holdings, Inc. Complies with Marketplace Rule 4310(c)(3)

Commerce, California - November 30, 2007 -- Blue Holdings, Inc. (NASDAQ:BLUE), a designer, manufacturer and distributor of high-end fashion jeans and denim apparel, today announced that on November 27, 2007, the Company received notification from the NASDAQ Listing Qualifications Department that it did not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

As a result of a preferred stock transaction with Paul Guez, the Company’s Chairman and majority shareholder, on November 29, 2007, the Company reported that its stockholders equity was $2,596,829, on an unaudited pro forma basis, assuming the new transaction with Mr. Guez was consummated on September 30, 2007. The Company also reported that it believes it satisfies NASDAQ’s stockholders’ equity requirement for continued listing, as set forth in NASDAQ Marketplace Rule 4310(c)(3), as of November 29, 2007.

As a result of the filing of the amendment to its quarterly report for the quarterly period ended September 30, 2007, on November 29, 2007, the Company received notification from the NASDAQ Listing Qualifications Department that it was again in compliance with Marketplace Rule 4310(c)(3).

If, at the time of filing its next periodic report, the Company does not evidence compliance with NASDAQ’s stockholders’ equity requirement for continued listing, it may be subject to delisting by NASDAQ.

About Blue Holdings, Inc.
Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the "Antik Denim," "Yanuk," "Taverniti So Jeans," and “Faith” brands both in the United States and internationally. Blue Holdings currently sells men's, women's and children’s styles. Antik Denim, Yanuk, Taverniti So and Faith jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to information that may be detailed from time to time in Blue Holdings’ filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Blue Holdings, Inc.
Larry Jacobs, CFO 323-725-5555
Larry.jacobs@blueholdings.com

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
agreenebaum@icrinc.com
or
Patricia Dolmatsky
pdolmatsky@icrinc.com